Exhibit 99.1

              Citrix Reports Record Third Quarter Earnings Results

                 Year-over-year Quarterly Revenue Growth of 26%

            GAAP Diluted Earnings Per Share of $0.33; 41% Growth Over
                           Comparable Period Last Year

          Non-GAAP Diluted Earnings Per Share of $0.41; 21% Growth Over
                           Comparable Period Last Year

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Oct. 17, 2007--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported financial results for the third quarter of fiscal 2007 ended Sept. 30, 2007.

     Financial Results

     In the third quarter of fiscal 2007, Citrix achieved revenue of $350 million, compared to $278 million in the third quarter of fiscal 2006, representing 26 percent revenue growth.

     GAAP Results

     Net income for the third quarter of fiscal 2007 was $61 million, or $0.33 per diluted share, compared to $44 million, or $0.23 per diluted share for the third quarter of 2006.

     Non-GAAP Results

     Non-GAAP net income, in the third quarter of 2007 increased 20 percent to $77 million, or $0.41 per diluted share, compared to $65 million, or $0.34 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, write-off of in-process research and development and the tax effects related to those items.

     "I'm very pleased with our third quarter results," said Mark Templeton, president and chief executive officer for Citrix. "We have been focused on execution, aligning all elements of the business to our strategy, driving the pipeline for new products and adding to our go-to-market strength.

     "Our results for the quarter demonstrate our success in these areas."

     Q3 Financial Highlights

     In reviewing the third quarter results of 2007, compared to the third quarter of 2006:

     --   Product license revenue increased 24 percent;

     --   Revenue from license updates grew 21 percent;

     --   Online services contributed $56 million of revenue, up 43 percent;

     -- Technical services revenue, which is comprised of consulting, education and technical support, grew 32 percent;

     -- Revenue grew in the America's region by 24 percent; the EMEA region by 20 percent, and the Pacific region by 31 percent;

     -- Deferred revenue totaled $396 million, compared to $314 million on September 30, 2006;

     -- Operating margin was 17 percent for the quarter; non-GAAP operating margin was 24 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, and stock-based compensation expense;

     -- Cash flow from operations was $86 million, compared to $70 million in the third quarter of 2006. This brings total twelve month trailing cash flow from operations to $415 million.

     Financial Outlook for Fourth Fiscal Quarter 2007

     Citrix management offers the following guidance for the fourth fiscal quarter 2007 ending Dec. 31, 2007:

     -- Net revenue is expected to be in the range of $374 million to $382 million, compared to $321 million in the fourth quarter of 2006.

     -- GAAP diluted earnings per share is expected to be in the range of $0.24 to $0.25, including $0.03 of dilution related to XenSource's operating expenses and additional shares issued in conjunction with the acquisition. Non-GAAP diluted earnings per share, which also includes $0.03 of dilution related to XenSource's operating expenses and additional shares issued in conjunction with the acquisition, is expected to be in the range of $0.42 to $0.43. In addition, this earnings per share range excludes $0.10 related to the effects of amortization of intangible assets primarily related to business combinations and the expected write-off of in-process research and development in connection with the acquisition of XenSource, and $0.08 to $0.09 related to the effects of stock-based compensation expenses. The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

     Financial Outlook for Fiscal Year 2007

     Citrix management expects to achieve the following results for the fiscal year 2007:

     -- The company expects net revenue to be in the range of $1.36 billion to $1.37 billion, compared to $1.13 billion in fiscal year 2006.

     -- GAAP diluted earnings per share is expected to be in the range of $1.05 to $1.06, including $0.03 of dilution related to XenSource's operating expenses and additional shares issued in conjunction with the acquisition. Non-GAAP diluted earnings per share, which also includes $0.03 of dilution related to XenSource's operating expenses and additional shares issued in conjunction with the acquisition, is expected to be in the range of $1.52 to $1.53. In addition, this earnings per share range excludes $0.22 related to the effects of amortization of intangible assets primarily related to business combinations and expected write-off of in-process research and development in connection with the acquisition of XenSource and the write-off of in-process research and development related to the Ardence acquisition, and $0.25 to $0.26 related to the effects of stock-based compensation expenses. The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

     Company, Product and Alliance Highlights

     During the third quarter of 2007, Citrix:

     -- Announced our intention to acquire XenSource, Inc., to enhance solutions in the server and desktop virtualization markets

     -- Extended its virtualization alliance with Microsoft by standardizing on a virtualization format making it easier for customers to deliver desktops and applications to end users

     -- Citrix Password Manager(TM) placed in the Leaders Quadrant for the "Magic Quadrant for Enterprise Single Sign-On, 2007" report authored by Gartner Research

     -- Acquired QuickTree to give customers the best way to leverage XML enabled applications and next-generation service oriented architectures

     -- Citrix(R) GoToMeeting(R) was cited as offering Best Overall Customer Experience in a Wainhouse Research report for ease of use, instant meetings and value

     -- Named a 'Strong Performer' in Forrester "Wave Report: WAN Optimization Appliances, Q3 2007" dated July 20, 2007 for having one of the best strategies in the WAN optimization industry

     -- Received 2007 Frost & Sullivan award for innovation in the SSL VPN marketplace

     Conference Call Information

     Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

     The conference call may also be accessed by dialing: (888) 799-0519 or
(706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate Web site at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available through Oct. 19, 2007, by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 18976487).

     About Citrix

     Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 200,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 99% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

     For Citrix Investors

     This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning virtualization technology, the statements contained in the Financial Outlook for Fourth Fiscal Quarter 2007, Financial Outlook for Fiscal Year 2007 and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success and growth of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's and Microsoft's ability to develop and market a multi-function Citrix branch office appliance; the possibility that the proposed acquisition of XenSource will not close or that the closing may be delayed; the reaction of customers of Citrix and XenSource to the acquisition of XenSource; Citrix's timing and ability to successfully integrate acquired companies, their products, operations (including migration to Citrix's systems and controls) and employees; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's and XenSource's products; failure to further develop and successfully market the technology and products of acquired companies, including failure to execute Citrix's sales and marketing plans and failure to successfully partner with XenSource's key distributors, resellers, OEM's and strategic partners; and the possible failure to achieve or maintain anticipated revenues and profits from acquisitions, including from the company's proposed acquisition of XenSource; the company's ability to maintain and expand its business in small-sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products and the success of the company's marketing and licensing programs; intellectual property litigation; shareholder litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax and other costs related to the remediation of certain tax-related liabilities, each in connection with the Audit Committee's investigation of the company's historical stock option granting practices and related accounting; increased competition; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies; competition and other risks associated with the market for our Web-based access, training and customer assistance products and appliance products; as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in the IT spending environment; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

     Use of Non-GAAP Financial Measures

     In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

     Citrix(R), GoToMeeting(R), Citrix Password Manager(TM), Citrix WANScaler(TM) and Citrix EdgeSight(TM) are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.


                        CITRIX SYSTEMS, INC.

             Condensed Consolidated Statements of Income
          (In thousands, except per share data - unaudited)

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                   2007      2006     2007     2006
                                 --------- -------- -------- --------
Revenues:
  Product licenses                $140,460 $113,379 $399,114 $345,363
  License updates                  124,035  102,854  355,006  296,475
  Online services                   55,744   39,055  154,765  105,821
  Technical services                29,692   22,563   83,498   65,658
                                 --------- -------- -------- --------
     Total net revenues            349,931  277,851  992,383  813,317

Cost of revenues:
Cost of product license revenues    12,427    8,201   30,568   22,948
Cost of services revenues           16,710   11,486   46,963   33,523
Amortization of core and product
 technology                          6,869    4,657   19,753   14,243
                                 --------- -------- -------- --------
      Total cost of revenues        36,006   24,344   97,284   70,714

Gross margin                       313,925  253,507  895,099  742,603

Operating expenses:
  Research and development          49,332   40,104  143,643  113,069
  Sales, marketing and support     146,031  118,904  417,056  346,634
  General and administrative        54,638   44,072  168,513  125,976
  Amortization of other
   intangible assets                 3,940    4,360   11,738   12,542
  In-process research and
   development                           -    1,000    1,200    1,000
                                 --------- -------- -------- --------
     Total operating expenses      253,941  208,440  742,150  599,221
                                 --------- -------- -------- --------

Income from operations              59,984   45,067  152,949  143,382

Other income, net                   13,461   12,015   37,307   28,724
                                 --------- -------- -------- --------
Income before income taxes          73,445   57,082  190,256  172,106

Income taxes                        12,750   13,422   38,538   42,012
                                 --------- -------- -------- --------
Net income                         $60,695  $43,660 $151,718 $130,094
                                 ========= ======== ======== ========

Earnings per common share -
 diluted                             $0.33    $0.23    $0.82    $0.69
                                 ========= ======== ======== ========
Weighted average shares
 outstanding - diluted             186,747  188,917  185,522  188,807
                                 ========= ======== ======== ========


                        CITRIX SYSTEMS, INC.

                Condensed Consolidated Balance Sheets
                     (In thousands - unaudited)

                                         September 30,   December 31,
                                               2007          2006
                                         --------------- ------------
ASSETS:
Cash and cash equivalents                       $363,457     $349,054
Short-term investments                           347,530      152,652
Accounts receivable, net                         190,536      204,974
Other current assets, net                        134,607      105,057
                                         --------------- ------------
     Total current assets                      1,036,130      811,737

Restricted cash equivalents and
investments                                       63,709       63,815
Long-term investments                            217,764      241,675
Property and equipment, net                      114,909       92,580
Goodwill and other intangible assets,
 net                                             819,312      762,152
Other long-term assets                            61,052       52,514
                                         --------------- ------------
     Total assets                             $2,312,876   $2,024,473
                                         =============== ============

LIABILITIES AND
STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses           $254,051     $202,773
Current portion of deferred revenues             367,227      332,770
                                         --------------- ------------
     Total current liabilities                   621,278      535,543

Long-term portion of deferred revenues            28,274       23,518
Other liabilities                                 10,949        1,123

Stockholders' equity                           1,652,375    1,464,289
                                         --------------- ------------
     Total liabilities and stockholders'
      equity                                  $2,312,876   $2,024,473
                                         =============== ============


                         CITRIX SYSTEMS, INC.

            Condensed Consolidated Statement of Cash Flows
                      (In thousands - unaudited)

                                                        Nine Months
                                                       Ended September
                                                          30, 2007
                                                      ----------------
OPERATING ACTIVITIES
Net Income                                                    $151,718
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Amortization and depreciation                                59,212
   Stock-based compensation expense                             40,625
   In-process research and development                           1,200
   Provision for accounts receivable allowances                  4,368
   Other non-cash items                                          4,870
                                                      ----------------
               Total adjustments to reconcile net
                income to net cash provided by
                operating activities                           110,275

   Changes in operating assets and liabilities, net
    of the effects of acquisitions:
        Accounts receivable                                     12,379
        Prepaid expenses and other current assets             (23,178)
        Other assets                                           (1,654)
        Deferred tax assets, net                               (8,098)
        Accounts payable and accrued expenses                   31,054
        Deferred revenues                                       40,055
        Other liabilities                                        (537)
                                                      ----------------
Total changes in operating assets and liabilities,
 net of the effects of acquisitions                             50,021
                                                      ----------------
Net cash provided by operating activities                      312,014

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of
 proceeds                                                    (171,015)
Purchases of property and equipment                           (55,113)
Cash paid for acquisitions, net of cash acquired              (66,109)
Cash paid for licensing agreement                              (2,750)
                                                      ----------------
Net cash used in investing activities                        (294,987)

FINANCING ACTIVITIES
Proceeds from issuance of common stock                          57,265
Excess tax benefit from exercise of stock options                8,111
Structured stock repurchases, net                             (60,000)
Payments on debt                                               (8,000)
                                                      ----------------
Net cash used in financing activities                          (2,624)
                                                      ----------------
Change in cash and cash equivalents                             14,403
Cash and cash equivalents at beginning of period               349,054
                                                      ----------------
Cash and cash equivalents at end of period                    $363,457
                                                      ================


     Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

     (Unaudited)

     Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses and the write-off of in-process research and development. The company's basis for these adjustments is described below.

     Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company's performance and to evaluate and compensate the company's executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company's historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company's gross margins, operating expenses and net income and comparing the company's financial performance to that of its peer companies and competitors.

     Management excludes the expenses described above when evaluating the company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company's operating performance due to the following factors:

     -- The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.

     -- Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

     -- Although stock-based compensation is an important aspect of the compensation of the company's employees and executives, stock-based compensation expense and its related tax impact because such charges are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the stock-based instrument and generally cannot be changed or influenced by management after the grant.

     These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company's liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.


CITRIX SYSTEMS, INC.
Non-GAAP Financial Measures Reconciliation
(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release and related conference call, slide presentation or webcast reconciled to the most directly comparable GAAP financial measures.

                                                      Three Months
                                                          Ended
                                                      September 30,
                                                      2007     2006
                                                    -------- --------
GAAP gross margins                                     89.7%    91.2%
     Add: stock-based compensation                      0.1%     0.2%
     Add: amortization of core and product
      technology                                        2.0%     1.7%
                                                    -------- --------
Non-GAAP gross margins                                 91.8%    93.1%
                                                    ======== ========

GAAP operating expenses                             $253,941 $208,440
     Less: stock-based compensation                   14,580   16,752
     Less: amortization of other intangible assets     3,940    4,360
     Less: in-process research and development             -    1,000
                                                    -------- --------
Non-GAAP operating expenses                         $235,421 $186,328
                                                    ======== ========

GAAP operating margin                                  17.1%    16.2%
     Add: stock-based compensation                      4.2%     6.2%
     Add: amortization of core and product
      technology                                        2.0%     1.7%
     Add: amortization of other intangible assets       1.1%     1.6%
     Add: in-process research and development              -     0.4%
                                                    -------- --------
Non-GAAP operating margin                              24.4%    26.1%
                                                    ======== ========

GAAP net income                                      $60,695  $43,660
     Add: stock-based compensation                    14,908   17,317
     Add: amortization of core and product
      technology                                       6,869    4,657
     Add: amortization of other intangible assets      3,940    4,360
     Add: in-process research and development              -    1,000
     Less: tax effects related to above items        (8,975)  (6,474)
                                                    -------- --------
Non-GAAP net income                                  $77,437  $64,520
                                                    ======== ========

GAAP earnings per share - diluted                      $0.33    $0.23
     Add: stock-based compensation                      0.08     0.09
     Add: amortization of core and product
      technology                                        0.03     0.02
     Add: amortization of other intangible assets       0.02     0.02
     Add: in-process research and development              -     0.01
     Less: tax effects related to above items         (0.05)   (0.03)
                                                    -------- --------
Non-GAAP earnings per share - diluted                  $0.41    $0.34
                                                    ======== ========


                         CITRIX SYSTEMS, INC.

                       Forward Looking Guidance

                                        For the Three  For the Twelve
                                         Months Ended   Months Ended
                                           Dec. 31,       Dec. 31,
                                             2007           2007
                                        -------------- --------------
GAAP earnings per share - diluted       $0.24 to $0.25 $1.05 to $1.06
  Add: Adjustments to exclude the
   effects of amortization of
   intangible assets and in-process
   research and development                  0.10           0.22
  Add: Adjustments to exclude the
   effects of expenses related to
   stock-based compensation              0.08 to 0.09   0.25 to 0.26
                                        -------------- --------------
Non-GAAP earnings per share - diluted   $0.42 to $0.43 $1.52 to $1.53
                                        ============== ==============


                                        For the Three  For the Twelve
                                         Months Ended   Months Ended
                                         December 31,   December 31,
                                             2007           2007
                                        -------------- --------------
GAAP gross margins                        88% to 89%     89% to 90%
     Add: Adjustments to exclude the
      effects of amortization of core
      and product technology                  3%             2%
     Add: Adjustments to exclude the
      effects of expenses related to
      stock-based compensation               -(a)           -(a)
                                        -------------- --------------
Non-GAAP gross margins                    91% to 92%     91% to 92%
                                        ============== ==============


     (a) Impact to gross margin is less than one half of a percent.


     CONTACT: Citrix Systems, Inc., Fort Lauderdale
              Eric Armstrong, 954-267-2977
              eric.armstrong@citrix.com
              or
              A&R Edelman
              Eric Jones, 212-819-4862
              eric.jones@ar-edelman.com
              or
              For investor inquiries, contact:
              Citrix Systems, Inc.
              Eduardo Fleites, 954-229-5758
              eduardo.fleites@citrix.com